Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
of IAS ENERGY, Inc.

We consent to the use of our report dated July 11, 2007 on the financial statements of IAS Energy Inc. as of April 30, 2007 that are included in the Form 10-KSB, which is included, by reference in the Company’s Form S-8.

/s/ “Smythe Ratcliffe LLP”

Smythe Ratcliffe LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 9, 2007